Exhibit 32

Pacific Premier Bancorp, Inc.,
Quarterly Report on Form 10-Q
for the Quarter ended September 30, 2009

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pacific Premier Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 16th day of November, 2009.

Pacific Premier Bancorp, Inc.

/s/ Steven R. Gardner
Steven R. Gardner
President and
Chief Executive Officer

/s/ Kent J. Smith
Kent J. Smith
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.